EXHIBIT 4.3

                            STOCK PURCHASE WARRANT


     THIS STOCK PURCHASE WARRANT (hereinafter referred to as the "Agreement") is made and entered into as of the ____ day of ______________, 19__, by and between PREMIERE TECHNOLOGIES, INC., a Georgia corporation (hereinafter referred to as the "Corporation"), and _______________________ (hereinafter referred to as the "Optionee").


                              W I T N E S S E T H:

     WHEREAS, the Optionee is the _______________________ of the Corporation;
and

     WHEREAS, the Board has granted to the Optionee warrants to purchase shares of the Corporation's no par value common stock (the "Common Stock"), upon the terms and conditions herein contained;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and of other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. GRANT OF WARRANT. Subject to the terms and conditions of this Agreement, the Corporation hereby grants to the Optionee the right (the "Warrant") to purchase (___) shares of Common Stock (the "Warrant Shares").

     2. EXERCISE PRICE. The purchase price (the "Exercise Price") for each Warrant Share shall be _____________________ Dollars ($_________).

     3.  EXERCISE OF WARRANT.

     (a) To the extent that the Warrant has become and remains exercisable it may be exercised by the Optionee delivering to-the Corporation a written notice of exercise signed by the Optionee, in substantially the form attached hereto as EXHIBIT A (a "Notice of Exercise"), together with a check payable to the Corporation in the amount of the total purchase price for the Warrant Shares to be purchased pursuant to the Notice of Exercise.

     (b) The Warrant shall become exercisable with respect to all of the Warrant Shares on ________________________.

     (c) The Optionee may exercise the Warrant for less than the full number of Warrant Shares, but such exercise shall not be made at any one time for less than ten percent (10%) of the total number of Warrant Shares specified in
Section I hereof, and no fractional shares of Common Stock shall be issued. Subject to the other restrictions on exercise set forth herein, the unexercised portion of the exercisable Warrant may be exercised at a later date by the Optionee, and the 10 percent requirement shall not apply to any exercise of the Warrant if all remaining Warrant Shares are being purchased.

     (d) To the extent the Warrant has become exercisable pursuant to subsection
(b) or (c) of this Section 3, but has not been exercised (the "Unexercised Warrant"), the Corporation shall have the right to demand that the Optionee exercise all or part of the Unexercised Warrant by giving the Optionee written notice thereof (a "Demand Notice"). If the Optionee does not exercise the Warrant to the extent demanded in the Demand Notice within such 30-day period, the Unexercised Warrant, to the extent it is not exercised, shall be canceled as of the expiration of such 30-day period.

     (e) Within thirty (30) days after the exercise of the Warrant as herein provided, the Corporation shall deliver to the Optionee a certificate or certificates for the total Warrant Shares being purchased, in such names and denominations as are requested by the Optionee.

     (f) The Corporation covenants and agrees that all Warrant Shares which may be issued upon exercise of the Warrant shall, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, and free from all liens, claims and encumbrances, except restrictions imposed by applicable securities laws, the Corporation's Articles of Incorporation and/or this Agreement. The Corporation shall at all times reserve and keep available for issuance upon the exercise of the Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of the Warrant.

     4.  TERM OF WARRANT.

     (a) The term of the Warrant shall continue in effect until the first to occur of the followings (i) the date on which the Warrant has been fully exercised, and/or canceled pursuant to Section 3(e) hereof, with respect to all of the Warrant Shares -- or (iii) __________________.

     (b) In the event of the Optionee's death, the Warrant may be exercised hereunder by the Optionee's personal representative, legatees, or heirs at law, as the case may be, and in the case of the Optionee's mental incompetence, by his legal guardian, or if none has been appointed, by his duly authorized attorney-in-fact.

     5. CONSENT TO TRANSFER. This Agreement, the Warrant and all rights hereunder are nontransferable and nonassignable by the Optionee, other than by the last will and testament of the Optionee or the laws of descent and distribution, unless the Corporation consents thereto in writing. Any transfer or attempted transfer except pursuant to the preceding sentence shall be null and void and of no effect whatsoever.

     6.  ADJUSTMENTS.

     (a) If, prior to the termination of the Warrant as provided in Section 4(a) hereof

          (i) The number of outstanding shares of Common Stock is increased by a stock split, stock dividend, or other similar event, the Exercise Price shall be proportionately reduced and the number of Warrant Shares that have not theretofore been purchased by the Optionee shall be proportionately increased.

          (ii) The number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Exercise Price shall be proportionately increased and the number of Warrant Shares that have not theretofore been purchased by the Optionee shall be proportionately reduced.

If any adjustment under this Section 6(a) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of Warrant Shares subject to the Warrant shall be the next higher number of shares.

     (b) If, prior to the termination of the Warrant as provided in Section 4(a) hereof, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity, then the Optionee shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified IN this Agreement and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the Warrant, such shares of stock and/or securities as may be issued or payable with respect to or in exchange for the number of Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the Warrant had such merger, consolidation, exchange of shares, recapitalization or reorganization not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Optionee to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Exercise Price and of the number of shares purchasable upon the exercise of the Warrant) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof The Corporation shall not effect any transaction described in this subsection (b) unless the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligation to deliver to the Optionee such shares of stock and/or securities as, in accordance with the foregoing provisions, the Optionee may be entitled to purchase. The foregoing notwithstanding, in the event of a merger or consolidation in which the Corporation is not the surviving entity, if the Corporation concludes that it will be unable to satisfy the conditions of this subsection (b) without a material adverse effect on the terms of such proposed transaction, then the Corporation shall have the option, prior to or contemporaneously with the closing of such merger or consolidation, to purchase the Warrant from the Optionee at its then fair value, determined with regard to both the spread between the Exercise Price and the value of the consideration to be received in the transaction and the remaining term of the Warrant. The Corporation and the Optionee shall agree on such fair value or, in the event they are unable to agree, shall submit the question of fair value to an investment banking firm to be selected by the Corporation, with the cost of such investment banking firm to be paid by the Corporation.

     7. INVESTMENT REPRESENTATION. As a condition to the issuance of Warrant Shares hereunder, the Optionee shall represent to the Corporation that the Warrant Shares he will acquire pursuant to such exercise are being purchased for his own account for investment purposes only and not with a present view to resale or a distribution thereof, unless the Corporation receives an opinion of counsel acceptable to the Corporation that such a representation is not required under the Act or any state securities laws. The Optionee acknowledges that he has no right to require the Corporation or any other person or entity to (a) register under the Act or any state securities law any shares of Common Stock issued upon exercise of the Warrant, or (b) satisfy the conditions of Rule 144 of the Securities and Exchange Commission or any other rule or provision with respect to the public sale of such Common Stock.

     8. NO RIGHTS AS A STOCKHOLDER. The Optionee shall not have any interest in or stockholder rights with respect to any shares of Common Stock which are subject to the Warrant until such shares have been issued and delivered to the Optionee in accordance with this Agreement.

     9. TAXES. As a condition to the issuance of Warrant Shares hereunder, the Corporation may withhold, or require the Optionee to pay or reimburse the Corporation for, any taxes which the Corporation determines are required to be withheld under federal, state or local law in connection with the exercise of the Warrant.

     10. HEIRS AND SUCCESSORS. This Agreement and all terms and conditions hereof shall be binding upon the Corporation and its successors and assigns, and upon the Optionee and his heirs, legatees and legal representatives.

     11. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia.

     12. NOTICES. All notices, requests and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given and received when delivered in person, when delivered by overnight delivery service, or three (3) business days after being mailed by registered or certified mail, postage prepaid, return receipt requested, to the following addresses (or to such other address as one party may from time to time designate in writing to the other party hereto):


     If to the Corporation:    Premiere Technologies, Inc.
                               3399 Peachtree Road
                               The Lenox Building
                               Suite 400
                               Atlanta, GA 30326
                               Attn: President

     If to the Optionee:       __________________________

                               __________________________

                               __________________________

                               __________________________


     13. SEVERABILITY. The provisions of this Agreement, and of each separate section and subsection, are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any unenforceable provision to the extent enforceable, shall nevertheless be binding and enforceable.

     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer, and the Optionee has executed this Agreement, as of the date first set forth above.


                              PREMIERE TECHNOLOGIES, INC.

                              By: _______________________
                                  President


                              OPTIONEE:

                              ___________________________
                                        [Name]